Exhibit 10.118

FIRST AMENDMENT TO COMMERICAL LEASE AGREEMENT

THIS FIRST AMENDMENT ("Amendment") made as of the 4th day of February, 2021, to the Commercial Lease Agreement dated May 7, 2019, by and between Anne Arundel Development Group, LLC, ("Landlord"), and EVO Transportation, Inc. previously dba John W. Ritter Trucking, Inc. ("Tenant").

WJTNESSETH:

WHEREAS, the parties to the Lease desire to amend the Lease by this Amendment, TT IS HEREBY AGREED, in consideration of the premises herein, as follows:

1.

Paragraph 2 (Term/Renewal Term), is amended by extending the Lease Term to April 30, 2023. Tenant shall have the right to terminate the Lease on April 30, 2022, by providing Landlord with ninety (90) days' prior written notice. Landlord's termination rights in Paragraph 2 of the Lease remain unchanged.

2.	Paragraph 2 (Term/Renewal Term) the 5% annual Rent increase shall be reduce to a 2.5% annually Rent increase beginning May I, 2021.
3.	All other terms and conditions of the Lease, unless specifically modified by this Amendment, shall remain in full force and effect without modification.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

ATTEST:	Anne Arundel Development Group, LLC
Landlord

	By:	/s/ Berkeley M. Shervin
Berkeley M. Shervin
Managing Member

ATTEST:	EVO Transportation, Inc.
Tenant

	By:	/s/ Matthew Ritter
Matthew Ritter
Deputy COO